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                                                                  EXHIBIT 2.10

                                  SECURITY AGREEMENT



     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, OSP PUBLISHING INC. and GLOBAL ONE DISTRIBUTION & MERCHANDISING INC. (hereinafter "Debtors"), and GOLDEN STATE GRAPHICS INC. (hereinafter "Secured Party"), agree this 25th day of April, 1997, as follows:

     1.   WARRANTIES OF DEBTORS:

          (a) Debtors are corporations with their principal place of business located at 5548 Lindbergh Lane, Bell, California.

          (b) Debtors own the collateral, free from all prior liens and security interest, except as disclosed to and accepted by Secured Party, Exhibit "A" hereto.

     2.   SECURITY INTEREST:

          Debtors hereby grant to Secured Party continuing security interests in the following property, wherever located, now owned or hereafter acquired, and all proceeds, products, additions, accessions, substitutions, replacements, parts, accessories and returns thereof or thereto or used in conjunction therewith (hereinafter referred to collectively as "Collateral"), to secure the payment of Debtors' indebtedness to Security Party represented by the Secured Promissory Note dated April 25, 1997, as well as future goods and services provided, whether promissory note, trade acceptance, open account, guarantee or otherwise, arising after this Agreement or any other future agreement between the parties, together with interest on and renewals and extensions of time of said obligations (hereinafter referred to as "Indebtedness") until the Secured Promissory Note above is paid in full. The security interest is junior to the security interest on Exhibit A, as well as to any replacement financing therefor the amount owed to Foothill as of April 25, 1997.

          (a) All present and future deposit accounts, accounts contracts, contract rights, instruments, documents, chattel paper, open accounts receivable, book debts, notes, general intangibles, choses in action, tax refunds, and insurance proceeds, any other obligations or indebtedness owed to Debtors from whatever source arising; all rights of Debtors to receive any payments in the money or kin; all guaranties of the foregoing and security therefor; all of the right, title and interest of Debtors in and with respect to the goods, services, or other property that gave rise to or that secure any of the foregoing and insurance proceeds relating thereto, and all the rights of Debtors as an unpaid seller of goods and services, including, but not limited to, the rights of stoppage in transit, replevin, reclamation and resale, and all of the foregoing,

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               whether now owned or existing or hereafter created or acquired;

          (b) All goods, merchandise, and other personal property now owned or hereafter acquired by Debtors that is held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-progress, supplies, or materials used or consumed in Debtors' business wherever located, and all products thereof, and all substitutions, replacements, additions, or accessions therefor and thereto:

          (c) All machinery, equipment, furniture and fixtures now owned or hereafter acquired by Debtors, and used or acquired for use in the business of Debtors, together with all accessions thereto and all substitutions and replacements thereof and parts therefor;

          (d) All cash or non-cash proceeds of any of the foregoing, including insurance proceeds; and

          (e) All ledger sheets, files, records, documents, and instruments (including, but not limited to, computer programs, tapes, and related electronic data processing software) evidencing an interest in or relating to the above.

          (f) All patents, patent applications, copyrights, royalties and licenses.

          (g) All Goodwill, names, service marks, drawings, trademarks, blueprints, trade names, trade search and customer lists.

          (h)  Printing plates.

          (i) Any and all contract rights and/or agreements and/or licenses from all sources pursuant to which Debtors have the right and authority to market and sell posters and/or buttons.

     3.   COVENANTS OF DEBTORS:

          Debtors shall:

          (a) Give Secured Party prior written notice if Debtors change its name or change the form under which its business is operated.

          (b) Promptly pay all taxes and assessments with respect to the Collateral or its use or operation.

          (c) Allow Secured Party to inspect and inventory this Collateral and Debtors'

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               books and records at any reasonable time and wherever located.

          (d)  Keep its books and records at its principal place of business.

          (e) Deliver to Secured Party an annual financial statement within sixty (60) days from the end if its fiscal or calendar year, and in addition, upon Secured Party's request made at any time and from time to time a current financial statement.

          (f) Not merge or conolidate or acquire all or substantially all of the stock or business or assets of any other person, corporation, or business organization without prior written notification to Secured Party.

          (g) Notify Secured Party within three (3) days if Debtors become involved in any claims, litigation, or other legal proceedings before any court, tribunal, or governmental body in which any potential recovery against Debtors may exceed $25,000.00.

          (h) Maintain adequate insurance at all times with respect to the Collateral against risks of fire and theft and including extended coverage, and containing such terms and in such form and written by such companies as may be satisfactory to Secured Party; such insurance to be payable to Secured Party and Debtors as their interests may appear. All such policies of insurance shall provide that Secured Party shall receive at least thirty (30) days prior to written notice of material change or cancellation, and Debtors' shall furnish Secured Party with a Certificate of Insurance or a copy of each Insurance policy within thirty (30) days from the date of this Agreement.

     4.   DEFAULT:

               Debtors shall be in default under this Agreement upon the happening of any one of the following events:

          (a) Failure to pay any indebtedness owed to Secured Party when due, or failure to comply with Paragraph 3(e) and (g).

          (b) Failure to perform one or more of the obligations set forth in this Security Agreement or any Promissory Note or any other agreement with or in favor of Secured Party.

          (c) When any warranty, covenant, or representation made to Secured Party in this Agreement or in any financial statement or information is false when made or furnished.

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          (d)  Loss, theft, damage, destruction, levy or seizure of any portion of the Collateral, unless the Collateral subject to such loss, theft, damage, or destruction is either covered by insurance, or replaced by property (which also is subject to the security interest granted here) or equal value, or the levy is released or dissolved within 15 days.

          (e) Dissolution, termination of existence, cessation of business, insolvency, inability to pay its debts as they mature, appointment of a receiver of any part of the property of Debtors, assignment for the benefit of creditors of Debtors, commencement of any proceeding under bankruptcy or insolvency law of which Debtors is the subject, or transfer of a substantial portion of the property of Debtors.

     5.   SECURED PARTY'S REMEDIES:

               Upon Debtors' default as set forth above, Secured Party, at its option, following written notice of default to Debtors, and the elapse of 20 days without cure of said default by Debtor, may do any one or more of the following:

          (a) Declare all indebtedness immediately due and payable and interest shall accrue on the indebtedness at the rate of ten percent (10%) per annum or the maximum rate permitted by law, whichever is less, unless another rate of interest is provided for with respect thereto.

          (b) Immediately take possession of the Collateral wherever it may be found, and Debtor hereby authorizes and gives Secured Party the right to enter upon the locations wherever the Collateral may be found and remove the Collateral.

          (c) Sell the Collateral at public or private sale, with or without having the Collateral at the place of sale, on such terms and in such manner as Secured Party may determine in compliance with the applicable Uniform Commercial Code (hereinafter referred to as Commercial Code), and Secured Party may purchase at the sale. Debtors agree that reasonable notification of the time and place of sale shall be five (5) days. Secured Party may exercise any and all remedies under the Commercial Code, and shall have the right to apply the proceeds of sale against the indebtedness in any manner Secured Party in it discretion may direct. If the sum realized from any disposition of Collateral is not sufficient to pay all indebtedness, Debtors agree to pay Secured Party any deficiency.

          (d) Upon demand by Secured party, Debtors shall deliver to Secured Party the proceeds of any sale or other disposition of Collateral, and Secured Party may notify any or all account debtors of Debtors that Secured Party has a security

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               interest and may require the remittance of all sums directly to
               Secured Party. Secured Party may endorse the name of Debtors on any check, notes, or other documents received in payment of any account.

          (e) Secured Party shall have the right to enforce one or more remedies under this Agreement and any other agreement it may have, successively or concurrently, and any such action shall not estop or prevent Secured Party from pursuing any further remedies that it may have by this Agreement, or any other agreement, or by law.

          (f) Debtors will reimburse Secured Party for all expenses incurred in taking, holding, and preparing the Collateral for sale, and in arranging for the sale, including but not limited to, reasonable attorneys' fees, legal expenses, and collection agency fees incurred by Secured Party in connection with the exercise of any right or remedy pursuant to the terms of this Security Agreement and in collecting the indebtedness. All such expenses shall be secured by this Security Agreement and shall be included in the term "indebtedness" as it is used in this Agreement.

          (g) Accelerate and declare all or any part of the "Indebtedness" as the term is used in this Agreement to be immediately due, payable and performable notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any indebtedness.

     6.   GENERAL PROVISIONS:

          (a) Debtors shall join with Secured Party in executing one or more Financing Statement(s) pursuant to the Commercial Code.

          (b) No waiver by Secured Party of any default shall operate as a waiver of any other default of the same default on a future occasion.

          (c) All notices provided for herein shall be validly given if in writing and delivered personally, or if mailed by registered or certified mail to the person entitled to receive the same at the following addresses:


          IF TO THE SECURED PARTY:      GOLDEN STATE GRAPHICS INC.
                    -------------       14403 South Main Street
                                        Gardena, CA   90248

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          IF TO THE DEBTORS:            OSP PUBLISHING INC. and
                    -------             GLOBAL ONE DISTRIBUTION
                                        & MERCHANDISING INC.
                                        5548 Lindbergh Lane
                                        Bell, CA   90248

          (d) Where Debtors are corporations or partnerships, it is not necessary for Secured Party to inquire into the power of Debtors or the officers, directors, partners or agents acting or purporting to act on their behalf.

          (e) Should any provision of this Agreement be invalid, void, or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect so long as the essential purposes of this Agreement are not materially altered.

          (f) This Agreement shall bind and inure to the benefit of the heirs, legal representatives, successors, and assigns of the parties hereto.

          (g) A carbon, photographic or other reproduction of this Security Agreement or any financing statement shall be sufficient as a financing statement pursuant to the Uniform Commercial Code.

          (h) This Agreement shall be construed and enforced under the laws of California.

          (i) That this Agreement has been entered into and is to be performed in the County of Los Angeles, State of California, and any action brought hereunder shall be brought in said County and State at the option of and in the sole discretion of Secured Party.

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Executed as of the date first given above.


OSP PUBLISHING INC.
Debtor


/s/ MICHAEL MALM
---------------------------------------
Signature

        PRESIDENT
---------------------------------------
Print Name and Title



GLOBAL ONE DISTRIBUTION &
MERCHANDISING INC.
Debtors


/s/ GEORGE J. VRABECK
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Signature


      PRESIDENT
---------------------------------------
Print Name and Title



GOLDEN STATE GRAPHICS INC.
Secured Party


/s/   ALAN KATZ
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Signature


      PRESIDENT
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Print Name and Title

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                                     EXHIBIT A


                  Amended and Restated Loan and Security Agreement

                               Dated August 29, 1996






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